Exhibit 10.1

AMENDMENT TO PAYMENT PROCESSING SUPPORT SERVICES AGREEMENT

This Amendment to the Payment Processing Support Services Agreement (this “Amendment”) is entered into by and among Elavon, Inc. (“Elavon”) and Virgin America, Inc. (“Client”) and is effective as of the 1st day of October, 2015 (“Effective Date”). Elavon and Client shall sometimes be referred to herein as the “Parties.”

WHEREAS, the Parties entered into that certain Payment Processing Support Services Agreement dated 20th day of January, 2014 (the “Agreement”); and

WHEREAS, the Parties desire: (i) to expand the list of payment brands supported by the Chargeback Services Program provided by Elavon; and (ii) to amend the compensation paid to Elavon for Chargeback Management Services under the Agreement; and

WHEREAS, the Parties hereto agree that it is in each party’s best interest to amend the Referral Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.	Chargeback Services Program. As of the Effective Date hereof, all references to “Chargeback Services Program” or “Program” in Schedule 1 of the Agreement “Chargeback Management Services” shall be deemed to also include American Express, Discover and all other payment brands accepted by Client. All references in the aforementioned Schedule 1 to applicable Visa and MasterCard operating guidelines, regulations and standards shall be deemed to include such applicable operating guidelines, regulations and standards of American Express, Discover and all other payment brands accepted by Client.

2.	Compensation for Services. As of the Effective date hereof, Section 5 of Schedule 1 of the Agreement “Chargeback Management Services” shall be amended in its entirety to read as follows:

5. Compensation for Services. Elavon shall assess ***** fee of ***** for Chargeback Services *****. The fee will ***** Client shall not be responsible for any transfer of funds from Processors to Elavon with respect to Elavon’s fees due under this Schedule.

3.	Full Force and Effect. Other than as specifically set forth in this Amendment, the Agreement and any amendments thereto shall remain unamended and unaltered in all respects, and remain in full force and effect.

4.	Counterparts; Facsimile Signatures; Delivery. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one instrument. The parties acknowledge that delivery of executed counterparts of this Amendment may be effected by a facsimile transmission.

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Virgin America, Inc. “Client”		Elavon, Inc.

By:	/s/ Peter D. Hunt	By:	/s/ James M. Kirkeide
Name:	Peter D. Hunt	Name:	James M. Kirkeide
Title:	SVP & Chief Financial Officer	Title:	Vice President, Airline Sector

*****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.